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INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Atrix Laboratories, Inc. on Form S-8 of our report dated January 25, 1995, included in the Annual Report on Form 10-K of Atrix Laboratories, Inc. for the year ended December 31, 1994.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

November 6, 1995
Denver, Colorado